Exhibit 99.1

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

IN LIEU OF A MEETING

The undersigned, constituting all of the directors of PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (“Company”), do hereby consent, in accordance with Article III, Section 10 of the By-Laws, that such corporate action be valid and binding as if duly adopted at a special meeting of the Board of Directors called and held on this date and do hereby unanimously adopt and approve the following resolutions for proper filing with any applicable regulatory authorities:

RESOLVED, That the Board of Directors of the Company hereby establishes a separate account, pursuant to Alabama Code § 27-38-1, designated the “PLAIC Variable Annuity Account S” (hereinafter “Annuity Account”) for the following use and purposes, and subject to such conditions as hereinafter set forth; and

RESOLVED FURTHER, That the Annuity Account is established for the purpose of providing for the issuance by the Company of certain variable annuity contracts (“Contracts”), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

RESOLVED FURTHER, That to the extent so provided under such Contracts issued by the Company that portion of the assets of the Annuity Account equal to the reserves and other contract liabilities of the Annuity Account shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

RESOLVED FURTHER, That the income, if any, and gains and losses, realized or unrealized, on such Annuity Account shall be credited to or charged against the amounts allocated to the Annuity Account, without regard to other income, gains, or losses of the Company; and

RESOLVED FURTHER, That the Annuity Account shall be divided into investment subaccounts, each investment subaccount in the Annuity Account shall invest in the shares of a mutual fund portfolio or other investments designated on the contract specifications page of the Contract and purchase payments under the Contracts shall be allocated to the eligible portfolios in accordance with instructions received from owners of the Contracts; and

RESOLVED FURTHER, That the Board of Directors expressly reserve the right to add or remove any investment subaccount of the Annuity Account or substitute one designated mutual fund or other investment for another as it may hereafter deem necessary or appropriate;

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company’s cash in the Annuity Account or in any investment subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of the Annuity Account’s operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940 (the “1940 Act”); and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company’s general account and the Annuity Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

RESOLVED FURTHER, That the Board of Directors of the Company reserves the right to change the designation of the Annuity Account hereafter to such other designation as it may deem necessary or appropriate; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, with such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Annuity Account as a unit investment trust under the 1940 Act; (b) register the Contracts in such amounts, which may be an indefinite amount, as such officer of the Company shall from time to time deem appropriate under the Securities Act of 1933 (the “1933 Act”); and (c) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Annuity Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, any requests for no-action assurance, and any applications for exemptions from the 1940 Act or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Annuity Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement registering the Annuity Account as an investment company under the 1940 Act and the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Annuity Account and the Company and on behalf of and as attorneys-in-fact for the chief executive officer and/or the chief financial officer and/or the principal accounting officer and/or any other officer of the Company; and

RESOLVED FURTHER, That Bradford Rodgers, or his successor, is duly appointed as agent for service under such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the other, hereby are severally authorized on behalf of the Annuity Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, requests for no-action assurance, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Annuity Account and the Company; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, be, and they hereby are, severally authorized in their names and on behalf of the Annuity Account and the Company to execute and file irrevocable written consents on the part of the Annuity Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Annuity Account and of the Company for the purpose of receiving and accepting process; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Annuity Account; and

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act with the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Investment Distributors, Inc. or other qualified entity under which Investment Distributors, Inc. or such other entity will be appointed principal underwriter and distributor for the Contracts, (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Annuity Account and the design, issuance, and administration of the Contracts, and (iii) with the designated mutual funds and/or the principal underwriter and distributor of those funds for the purchase and redemption of fund shares.

RESOLVED FURTHER, That the appropriate officers of the Company be and the same hereby are authorized and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

This consent may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  Any director may execute and deliver this consent by facsimile or by electronic mail and the evidence of a signature found on such facsimile or electronic mail shall be deemed to be an original signature of that Director.

IN WITNESS WHEREOF, this Unanimous Written Consent, in accordance with the By-laws of the Company, is executed by the undersigned members of the Board of Directors of the Company as of the 2nd day of July, 2020, and the above resolutions are to be as fully effective as if enacted at a special meeting of the Board of Directors duly called and held.

Richard J. Bielen

Michael G. Temple

Steven G. Walker